SCHEDULE I

Funds of the Trust

(as of November 1, 2023)

First Trust North American Energy Infrastructure Fund (EMLP)

First Trust Tactical High Yield ETF (HYLS)

First Trust Senior Loan Fund (FTSL)

First Trust Enhanced Short Maturity ETF (FTSM)

First Trust High Income Strategic Focus ETF (HISF)

First Trust Low Duration Opportunities ETF (LMBS)

First Trust Long Duration Opportunities ETF (LGOV)

First Trust EIP Carbon Impact ETF (ECLN)

FT Cboe Vest S&P 500® Dividend Aristocrats Target Income ETF (KNG)

First Trust Limited Duration Investment Grade Corporate ETF (FSIG)

FT Cboe Vest Rising Dividend Achievers Target Income ETF (RDVI)

FT Energy Income Partners Strategy ETF (EIPX)

FT Cboe Vest DJIA® Dogs 10 Target Income ETF (DOGG)

First Trust Intermediate Government Opportunities ETF (MGOV)

First Trust Intermediate Duration Investment Grade Corporate ETF (FIIG)

FT Cboe Vest SMID Rising Dividend Achievers Target Income ETF (SDVD)

FT Cboe Vest Technology Dividend Target Income ETF (TDVI)

First Trust Core Investment Grade ETF (FTCB)

Appendix II -- Schedule I